Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Invesco Mortgage Capital Inc. of our report dated February 22, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Invesco Mortgage Capital Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 8, 2024